Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to incorporation by reference in the Registration Statements (No. 333-150772) on Form S-8 of our report dated June 26, 2012 appearing on the annual report Form 11-K of Owens Corning Savings and Security Plan for the year ended December 31, 2011.

Toledo, Ohio

June 26, 2012

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